SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Advisor Funds II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies: ______.

2. Aggregate number of securities to which transaction applies: ______.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4. Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid: ________.

6. Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party: Registrant.

8. Date Filed: June 22, 2007.

Attention Old Mutual Shareholders

Your Immediate Action Is Requested

THE MEETING OF SHAREHOLDERS SCHEDULED FOR

JUNE 19, 2007 HAS BEEN ADJOURNED TO JULY 3, 2007

Dear Shareholder:

Due to voting by fewer than the required number of shareholders, the meeting scheduled for your Old Mutual Fund has been adjourned to July 3, 2007. Our records indicate that we have not yet received your important vote for the proposal described in the Proxy Statement dated March 21, 2007, and we strongly encourage you to vote. By voting today, you will help your Old Mutual Fund avoid additional communications to you and other shareholders regarding the Proxy Statement and will help your Old Mutual Fund save associated expenses. The meeting on July 3, 2007 will be held at 10:00 a.m. Mountain Time and will be held at the offices of Old Mutual Capital, Inc., 4643 South Ulster Street, Suite 600, Denver, Colorado 80237.

The Board of Trustees unanimously recommends that you vote for the proposal detailed in your Proxy Statement.

Please choose one of the following methods to vote your shares today:

Speak with a Proxy Voting Specialist: Dial toll-free 1-877-333-2372 and a specialist will assist you with voting your shares and answer any proxy-related questions you may have. Specialists are available from 9:00 a.m. to 9:00 p.m. Eastern Time, Monday through Friday and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

Touch-Tone Phone: Dial the toll-free voting number listed on your proxy card, enter the control number printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. If you have received more than one proxy card, please vote each one during the call. Each card has a unique control number.

Internet: Go to the Website listed on your proxy card, enter the control number printed on your proxy card and follow the simple instructions. If you have received more than one proxy card, please vote each one on the Website. Each card has a unique control number.

Enclosures

________________________________________________________________

Distributor: Old Mutual Investment Partners, Member NASD, SIPC.

R-07-098 06/2007

OMAF 06/07